                                                                      EXHIBIT 11

                       THORATEC LABORATORIES CORPORATION

                STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS


                                        FISCAL YEAR ENDED                      THREE MONTHS ENDED
                           -------------------------------------------     ---------------------------
                              1993            1994            1995          APRIL 1,        MARCH 30,
                           -----------     -----------     -----------        1995            1996
                                                                           -----------     -----------
                                                                           (UNAUDITED)     (UNAUDITED)
Number of common shares
  outstanding for entire
  period.................   14,113,454      14,149,456      14,243,610      14,243,610      14,933,136
Weighted average number
  of shares issued in
  private placement......           --              --         170,824              --              --
Weighted average number
  of shares issued upon
  conversion of
  convertible notes and
  exercise of warrants...           --              --              --              --         183,381
Weighted average number
  of shares issued upon
  exercise of options....        5,248          43,165          14,105           3,137           9,872
Weighted average number
  of shares issued for
  purchase of patent.....        3,519              --              --              --              --
                           -----------     -----------     -----------     -----------     -----------
Weighted average number
  of common shares
  outstanding............   14,122,221      14,192,621      14,428,539      14,246,747      15,126,389
                           ===========     ===========     ===========     ===========     ===========
Net loss.................    $(725,087)    $(1,646,898)    $(1,894,166)      $(189,027)    $(1,244,377)
                           ===========     ===========     ===========     ===========     ===========
Net loss per common
  share..................        $(.05)          $(.12)          $(.13)          $(.01)          $(.08)
                           ===========     ===========     ===========     ===========     ===========